UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

       Date of Report (Date of earliest event reported): February 7, 2000



                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)



    Indiana                            1-9250                35-1468632
  ----------------                    -----------            -------------------
   (State or other                   (Commission             (I.R.S. Employer
   jurisdiction of                    File Number)           Identification No.)
    organization)

    11825 North Pennsylvania Street
         Carmel, Indiana                                       46032
  --------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                                 (317) 817-6100
                              --------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)

ITEM 5.   OTHER EVENTS.


         On February 7, 2000, Conseco, Inc. ("Conseco") completed the public offering of $800.0 million of 8.75 percent notes due February 9, 2004 (the "Notes"). The Notes were priced at 99.946 percent of par. Interest on the Notes is payable semi-annually on February 9 and August 9 of each year, beginning on August 9, 2000. The Notes are redeemable in whole or in part at the option of Conseco at any time at a redemption price equal to the greater of: (i) 100 percent of the principal amount of the notes to be redeemed plus accrued interest to the date of redemption; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis at the Treasury rate (as defined) plus 25 basis points, plus accrued interest on the principal amount thereof to the date of redemption. The Notes are unsecured and rank equally with all other unsecured senior indebtedness of Conseco.

         Proceeds from the offering of approximately $794.3 million (after underwriting discounts and estimated offering expenses) will be used by Conseco for the repayment of outstanding indebtedness.

ITEM 7(c).   EXHIBITS.


             1.1    Underwriting Agreement dated February 2, 2000

             4.1 8.75% Note due February 9, 2004 (one of several notes with identical terms aggregating $800 million)

             5.1    Opinion of John J. Sabl

            23.1    Consent of John J. Sabl (included in Exhibit 5.1)

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONSECO, INC.


DATE:  February 7, 2000
                                       By:  /s/ ROLLIN M. DICK
                                           ----------------------------------
                                           Name:  Rollin M. Dick
                                           Title: Executive Vice President
                                                  and Chief Financial Officer